Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256031 on Form F-3 and Registration Statement Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 of our report dated March 11, 2022, relating to the financial statements of ArcelorMittal appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg
March XX, 2023